EXHIBIT 10.03.6




                                                  4/30/02
                           SWANK, INC.
                         90 PARK AVENUE
                    NEW YORK, NEW YORK 10016

                                   Effective January 1, 2002

Mr. James E. Tulin
c/o Swank, Inc.
8800 North Gainey Center Drive
Scottsdale, Arizona 85258

Dear Mr. Tulin:

          Reference is made to the Agreement dated as of March 1, 1989 between Swank, Inc. (the "Corporation") and you, as amended to date (as so amended, the "Existing Employment Agreement"), concerning your employment by the Corporation. This letter will serve to confirm our agreement that the term of the Existing Employment Agreement is hereby extended for an additional period commencing on January 1, 2002 and ending on December 31, 2004.

          Except as modified and amended by this letter, the Existing Employment Agreement shall remain and continue in full force and effect on and after the date hereof.

          This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).

          If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.

                                   Very truly yours,

                                   SWANK, INC.


                                   By:	/s/ Jerold R. Kassner

                                   Name: Jerold R. Kassner
                                   Title: Chief Financial Officer
ACCEPTED AND AGREED:


  /s/ James E. Tulin
 James E. Tulin